Exhibit 3.1 CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF NUSCALE POWER CORPORATION NuScale Power Corporation. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows: 1. The current name of the Corporation is NuScale Power Corporation. 2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 29, 2022, as amended on May 31, 2023 and amended and restated on May 28, 2025 (the “Certificate of Incorporation”). 3. The amendments to the Certificate of Incorporation set forth in this Certificate of Amendment have been duly adopted and approved in accordance with the provisions of Section 242 of the General Corporation Law. 4. The first paragraph of Article SIXTH of the Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof: Section 6.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 842,000,000 shares, consisting of: (i) 841,000,000 shares of common stock, divided into (a) 662,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”) and (b) 179,000,000 shares of Class B common stock, with the par value of $0.0001 per share (the “Class B Common Stock” and, together with Class A Common Stock, the “Common Stock”); and (ii) 1,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”) 5. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 6. This Certificate of Amendment, and the amendments effected hereby, shall become effective upon filing with the Secretary of State of the State of Delaware. [Signature Page Follows]

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 16th day of December, 2025. /s/ John L. Hopkins Name: John L. Hopkins Title: Chief Executive Officer